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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2001, relating to the financial statements and financial statement schedule, which appears in Sun Communities, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP





Detroit, Michigan
February 28, 2002